PRESS RELEASE

Clorox Reports Q4 and Fiscal Year 2020 Results, Provides Fiscal Year 2021 Outlook

OAKLAND, Calif., Aug. 3, 2020 – The Clorox Company (NYSE:CLX) reported a 22% sales increase, including double-digit growth across all reportable segments, and a 28% increase in diluted net earnings per share (diluted EPS) for its fourth quarter, which ended June 30, 2020. For fiscal year 2020, the company reported sales growth of 8% and a 16% increase in diluted EPS.

“I’m pleased that we’ve delivered a quarter of exceptional results, fueled by strong demand for our products that we’ve been privileged to provide in support of public health and to serve some of the essential needs of consumers as they’ve had to stay at home more,” said Clorox Chair and CEO Benno Dorer. “These results could not have been possible without dedication and strong execution by our people, who have always been guided by our core value Do the Right Thing.”

Dorer added: “Guided by our IGNITE Strategy, we remain committed to building on this momentum through deliberate and aggressive investments to support our ambition of accelerating long-term sales growth.”

This press release includes some non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more information.

Fiscal Fourth-Quarter Results

Following is a summary of key fourth-quarter results. All comparisons are with the fourth quarter of fiscal year 2019, unless otherwise stated.

●	22% sales increase
●	$2.41 diluted EPS (28% increase versus year-ago quarter)

In the fourth quarter, sales increased 22%, driven by double-digit volume growth in all reportable segments due to COVID-19 and consumers spending more time at home, which was partially offset by 2 points of impact from unfavorable foreign currency exchange rates. Organic sales1 were up 24% for the quarter.

The company’s fourth-quarter gross margin increased 170 basis points to 46.8% from 45.1% in the year-ago quarter. The increase in gross margin – the seventh consecutive quarter of year-over-year gross margin expansion -- reflects the benefit of volume growth and cost savings initiatives, partially offset by higher manufacturing and logistics costs.

Clorox delivered earnings of $310 million, or $2.41 diluted EPS, compared to $241 million, or $1.88 diluted EPS, in the year-ago quarter, representing a 28% increase in diluted earnings per share. Diluted EPS results reflect higher sales and the benefit of cost savings, partially offset by higher selling and administrative expenses, manufacturing and logistics costs, and advertising investments.

Key Segment Results

In the fourth quarter of fiscal year 2020, the company realigned its reportable segments following operational and systems integration. The Digestive Health and Dietary Supplements business units were combined into a new Vitamins, Minerals and Supplements business unit, and the Laundry and Home Care business units were combined to create the Cleaning business unit. These newly established business units, along with the Professional Products business unit, now make up the new Health and Wellness reportable segment due to their shared economic and qualitative characteristics.2

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1 Organic sales growth/(decrease) is a non-GAAP measure. See “Non-GAAP Financial Information” at the end of this press release, including the reconciliation of organic sales growth/(decrease) to net sales growth/(decrease), the most comparable GAAP measure.

Following is a summary of key fourth-quarter results based on the new reportable segment structure. All comparisons are with the fourth quarter of fiscal year 2019, unless otherwise stated. Net sales and earnings (losses) before income taxes for relevant periods in the last three fiscal years have been recast and are available in the Investors section of The Clorox Company website.

Health and Wellness (Cleaning; Professional Products; Vitamins, Minerals and Supplements)

●	33% sales increase
●	84% pretax earnings increase

Segment sales were up behind double-digit growth in two of three business units. Growth was fueled by a broad-based increase in demand for disinfecting and cleaning products across the Cleaning and Professional Products portfolios related to COVID-19. The increase in pretax earnings was driven mainly by sales growth, which was partially offset by higher advertising investments and manufacturing and logistics costs.

Household (Bags and Wraps, Grilling, Cat Litter)

●	17% sales increase
●	24% pretax earnings increase

Segment sales increased in all three businesses, driven mainly by double-digit growth in Bags and Wraps and Grilling, which both benefited from much stronger consumer demand, supported by innovation. Higher pretax earnings were due mainly to sales growth, which was partially offset by higher advertising investments and manufacturing and logistics costs.

Lifestyle (Food, Water Filtration, Natural Personal Care)

●	16% sales increase
●	15% pretax earnings increase

Segment sales grew from double-digit increases in the Food and Water Filtration businesses, driven by higher consumer demand. Pretax earnings increased primarily behind higher sales, which were partially offset by increased manufacturing and logistics costs and advertising investments.

International (Sales Outside the U.S.)

●	12% sales increase (24% organic sales increase)
●	47% pretax earnings decrease

Segment sales were up by double digits behind strong demand for cleaning and disinfecting products as well as other essential household products. Organic sales for International grew 24%, as sales growth was negatively impacted by 12 points from unfavorable foreign currency exchange rates, which were partially offset by the benefit of price increases implemented before the onset of the pandemic to counter inflation. Pretax earnings decreased, with sales growth more than offset by increased costs related to a country-specific product recall.

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2 The Digestive Health and Dietary Supplements business units were previously included in the Household and Lifestyle segments, respectively, and the Home Care and Laundry business units were previously included in the Cleaning segment.

Fiscal Year 2020 Results

Following is a summary of key fiscal year 2020 results:

●	8% sales growth
●	$7.36 diluted EPS (16% increase)

In fiscal year 2020, Clorox delivered 8% sales growth, reflecting about 10 points from higher volume, partially offset by the negative 2-point impact from unfavorable foreign currency exchange rates. Organic sales were up 10% for the year.

Fiscal year gross margin rose by 170 basis points to 45.6% from 43.9% in the year-ago period. The increase was driven by strong volume growth and the benefit of robust cost savings, partially offset by higher manufacturing and logistics costs.

Net cash provided by operations was $1.5 billion in fiscal year 2020, compared with $1 billion in fiscal year 2019, representing a 56% increase.

Clorox Increases Stake in International JV

Clorox acquired a majority stake in its long-standing joint venture in the Kingdom of Saudi Arabia for a purchase price of $100 million in a transaction that closed in July 2020. The business offers consumers in the Gulf region a range of cleaning and disinfecting products. Clorox’s increased stake in the joint venture is consistent with the company’s IGNITE strategy, focused on accelerating profitable growth.

Clorox Provides Fiscal Year 2021 Outlook

●	Flat to low single-digit increase in sales (flat to low single-digit increase in organic sales growth)
●	Mid-single-digit decrease to mid-single-digit increase in diluted EPS

Clorox believes it is important to provide management’s current business perspective and financial outlook for fiscal year 2021, recognizing there is significant uncertainty about future COVID-19 impacts related to various areas of its business. Although the magnitude of future COVID-19 impacts on Clorox’s fiscal year 2021 financial results remains uncertain, its outlook reflects the following current key assumptions:

●	Continued elevated global demand for cleaning and disinfecting products.
●	Aggressive investments in the long-term momentum in Clorox’s global portfolio, including increasing production capacity.
●	Job security and discretionary spending pressures on consumers as a result of an ongoing recession.
●	Minimal disruptions to its extended supply chain and other operations, allowing Clorox to continue producing products to meet demand.

Clorox anticipates sales growth ranging from flat to low single digits, reflecting the expectation for continued elevated demand through the first half of the fiscal year and a deceleration in the back half from lapping of the initial spike in demand from COVID-19. Fiscal year 2021 sales reflect about 1 point of positive impact from the company’s increased stake in its Kingdom of Saudi Arabia joint venture, offset by about 1 point of negative impact from foreign exchange rates, primarily in Argentina. Fiscal year organic sales are also expected to be in a range from flat to low single-digit growth.

Advertising and sales promotion spending is expected to increase to about 11% of sales.

Clorox anticipates selling and administrative expenses to be about 14% of sales.

The company’s effective tax rate is expected to be in the range of 22%-23%.

Net of all these factors, Clorox anticipates fiscal year 2021 diluted EPS range is expected to be from a mid-single-digit decrease to a mid-single-digit increase. The company’s diluted EPS outlook includes an estimated contribution of 45 to 53 cents in fiscal year 2021 as a result of the company’s increased stake in the Kingdom of Saudi Arabia joint venture, due primarily to a one-time non-cash gain associated with a fair value adjustment to the company’s previously held stake, which will be recognized in the first quarter of fiscal year 2021. On a full year basis, this one-time gain will be offset by the company’s expectations for a higher tax rate and foreign currency headwinds for the company.

“I’m pleased that we were able to deliver strong financial performance for both the fourth quarter and fiscal year 2020,” said Chief Financial Officer Kevin Jacobsen. “Our focus now is building on this momentum, investing aggressively in brand-building and category growth as well as in production capacity to meet heightened demand. We feel confident these investments will allow us to capitalize on new opportunities, supporting our ambition to accelerate profitable growth and generate long-term shareholder value.”

For More Detailed Financial Information

Visit the company’s Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com for the following:

●	Supplemental unaudited volume and sales growth information
●	Supplemental unaudited gross margin driver information
●	Supplemental unaudited cash flow information and free cash flow reconciliation
●	Supplemental unaudited reconciliation of earnings before interest and taxes (EBIT)
●	Supplemental schedule of recast net sales and earnings (losses) before income taxes of the company’s reportable segments for the relevant periods in fiscal years 2020, 2019 and 2018

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate. Supplemental materials are available in the Financial Information: Quarterly Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company (NYSE: CLX) is a leading multinational manufacturer and marketer of consumer and professional products with about 8,800 employees worldwide and fiscal year 2020 sales of $6.7 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® charcoal; Hidden Valley® dressings and sauces; Brita® water-filtration products; Burt's Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality Calm™, NeoCell® and Stop Aging Now® vitamins, minerals and supplements. The company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. More than 80% of the company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

Clorox is a signatory of the United Nations Global Compact and the Ellen MacArthur Foundation’s New Plastics Economy Global Commitment. The company has been broadly recognized for its corporate responsibility efforts, named to the 2020 Axios Harris Poll 100 reputation rankings, Barron’s 2020 100 Most Sustainable Companies list, and the Human Rights Campaign’s 2020 Corporate Equality Index, among others. In support of its communities, The Clorox Company and its foundations contributed more than $25 million in combined cash grants, product donations and cause marketing in fiscal year 2020. For more information, visit TheCloroxCompany.com, including the Good Growth blog, and follow the company on Twitter at @CloroxCo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the company, on our business, operations, employees, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the company’s ability to achieve its strategic goals, are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as updated from time to time in the company’s Securities and Exchange Commission filings. These factors include, but are not limited to, the uncertainties relating to the impact of COVID-19 on the company’s business, operations, employees, financial condition and results of operations as well as: intense competition in the company’s markets; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs; the ability of the company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; risks related to the company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; the company’s ability to maintain its business reputation and the reputation of its brands and products; the impact of COVID-19 on the availability of, and efficiency of the supply, manufacturing and distribution systems for, the company’s products, including any disruption to such systems; long-term changes in consumer preference or demand for our products as a result of any shortages or lack of availability of any products in the near-term; risks related to supply chain issues and product shortages as a result of reliance on a limited base of suppliers and the significant increase in demand for disinfecting and other products due to the COVID-19 pandemic; risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions; lower revenue, increased costs or reputational harm resulting from government actions and regulations; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; uncertain worldwide, regional and local economic and financial market conditions, including as a result of fear of exposure to or actual impacts of a widespread disease outbreak, such as COVID-19; risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including the imposition of new or additional tariffs; labor claims and labor unrest; inflationary pressures, particularly in Argentina; political instability and the uncertainty regarding the outcome of Brexit; government-imposed price controls or other regulations; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; the ability of the company to implement and generate cost savings and efficiencies; the success of the company’s business strategies; risks related to additional increases in the estimated fair value of The Procter & Gamble Company’s interest in the Glad® business; the company’s ability to attract and retain key personnel; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change; the facilities of the company and its suppliers being subject to disruption by events beyond the company’s control, including work stoppages, cyber-attacks, natural disasters, disease outbreaks or pandemics, such as COVID-19, and terrorism; the company’s ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the accuracy of the company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; the effect of the company’s indebtedness and credit rating on its business operations and financial results; the company’s ability to access capital markets and other funding sources, as well as continued or increased market volatility; the company’s ability to pay and declare dividends or repurchase its stock in the future; uncertainties relating to tax positions, tax disputes and changes in the company’s tax rate, and any additional effects of the Tax Cuts and Jobs Act on the company; the company’s ability to maintain an effective system of internal controls; the impacts of potential stockholder activism; and risks related to the company’s discontinuation of operations in Venezuela.

The company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

●	This press release contains non-GAAP financial information related to organic sales growth/(decrease) for the fourth quarter of fiscal year 2020 and for the fiscal year 2020 and organic sales growth outlook for fiscal year 2021. Clorox defines organic sales growth/(decrease) as GAAP net sales growth/(decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.
●	Organic sales growth outlook for fiscal year 2021 excludes the impact of unfavorable foreign currency exchange rates, which the company expects could reduce GAAP net sales growth by about 1 percentage point, and the impact of the company’s increased stake in the Kingdom of Saudi Arabia joint venture, which the company expects could increase GAAP net sales growth by about 1 percentage point.
●	Management believes that the presentation of organic sales growth/(decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth/(decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The following tables provide reconciliations of organic sales growth/(decrease) (non-GAAP) to net sales growth/(decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended June 30, 2020
	Percentage change versus the year-ago period
	Health and Wellness (1)	Household (1)	Lifestyle (1)	International	Total
Net sales growth / (decrease) (GAAP)	33%	17%	16%	12%	22%
Add: Foreign Exchange	—	—	—	12	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	33%	17%	16%	24%	24%

	Twelve Months Ended June 30, 2020
	Percentage change versus the year-ago period
	Health and Wellness (1)	Household (1)	Lifestyle (1)	International	Total
Net sales growth / (decrease) (GAAP)	14%	1%	10%	5%	8%
Add: Foreign Exchange	—	—	—	10	2
Add/(Subtract): Divestitures/Acquisitions	—	—	—	—	—
Organic sales growth / (decrease) (non-GAAP)	14%	1%	10%	15%	10%

(1) In the fourth quarter of fiscal year 2020, the Digestive Health and Dietary Supplements business units were combined into a new Vitamins, Minerals and Supplements business unit, and the Laundry and Home Care business units were combined to create the Cleaning business unit. These newly established business units, along with the Professional Products business unit, now make up the new Health and Wellness reportable segment. Historical segment financial information presented has been recast to reflect this change.

Media Relations
Naomi Greer, naomi.greer@clorox.com
Aileen Zerrudo, aileen.zerrudo@clorox.com

Investor Relations
Lisah Burhan, lisah.burhan@clorox.com
Scott Saul, scott.saul@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings
Dollars in millions, except share and per share data

	Three Months Ended		Twelve Months Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$1,983	$1,627	$6,721	$6,214
Cost of products sold	1,054	893	3,658	3,486
Gross profit	929	734	3,063	2,728

Selling and administrative expenses	279	217	969	856
Advertising costs	214	167	675	612
Research and development costs	42	38	145	136
Interest expense	25	25	99	97
Other (income) expense, net	(26)	(5)	(10)	3
Earnings before income taxes	395	292	1,185	1,024
Income taxes	85	51	246	204
Net earnings	$310	$241	$939	$820

Net earnings per share
Basic net earnings per share	$2.45	$1.91	$7.46	$6.42
Diluted net earnings per share	$2.41	$1.88	$7.36	$6.32

Weighted average shares outstanding (in thousands)
Basic	126,387	126,663	125,828	127,734
Diluted	128,494	128,423	127,671	129,792

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales			Earnings (losses) before income taxes
	Three Months Ended			Three Months Ended
	6/30/2020	6/30/2019	% Change (1)	6/30/2020	6/30/2019	% Change (1)
Health and Wellness (2)	$805	$606	33%	$252	$137	84%
Household (2)	612	525	17%	157	127	24%
Lifestyle (2)	298	257	16%	78	68	15%
International	268	239	12%	10	19	-47%
Corporate	-	-	-	(102)	(59)	73%
Total	$1,983	$1,627	22%	$395	$292	35%

	Net sales			Earnings (losses) before income taxes
	Twelve Months Ended			Twelve Months Ended
	6/30/2020	6/30/2019	% Change (1)	6/30/2020	6/30/2019	% Change (1)
Health and Wellness (2)	$2,749	$2,422	14%	$766	$570	34%
Household (2)	1,795	1,774	1%	347	337	3%
Lifestyle (2)	1,154	1,048	10%	320	264	21%
International	1,023	970	5%	116	96	21%
Corporate	-	-	-	(364)	(243)	50%
Total	$6,721	$6,214	8%	$1,185	$1,024	16%

(1) Percentages based on rounded numbers.
(2) In the fourth quarter of fiscal year 2020, the Digestive Health and Dietary Supplements business units were combined into a new Vitamins, Minerals and Supplements business unit, and the Laundry and Home Care business units were combined to create the Cleaning business unit. These newly established business units, along with the Professional Products business unit, now make up the new Health and Wellness reportable segment. Historical segment financial information presented has been recast to reflect this change.

Condensed Consolidated Balance Sheets
Dollars in millions

	6/30/2020	6/30/2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$871	$111
Receivables, net	648	631
Inventories, net	454	512
Prepaid expenses and other current assets	47	51
Total current assets	2,020	1,305

Property, plant and equipment, net	1,103	1,034
Operating lease right-of-use assets	291	-
Goodwill	1,577	1,591
Trademarks, net	785	791
Other intangible assets, net	109	121
Other assets	328	274
Total assets	$6,213	$5,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$-	$396
Current operating lease liabilities	64	-
Accounts payable and accrued liabilities	1,329	1,035
Income taxes payable	25	9
Total current liabilities	1,418	1,440
Long-term debt	2,780	2,287
Long-term operating lease liabilities	278	-
Other liabilities	767	780
Deferred income taxes	62	50
Total liabilities	5,305	4,557

Stockholders’ equity
Preferred stock	-	-
Common stock	159	159
Additional paid-in capital	1,137	1,046
Retained earnings	3,567	3,150
Treasury shares	(3,315)	(3,194)
Accumulated other comprehensive net (loss) income	(640)	(602)
Stockholders’ equity	908	559
Total liabilities and stockholders’ equity	$6,213	$5,116